Exhibit 16.1

January 5, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by RMR Mortgage Trust under Section 4.01 of its Form 8-K to be filed on January 5, 2021, and we agree with the statements concerning our Firm.

Very truly yours,

/s/ RSM US LLP